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                                                                Exhibit 10.19


                     SECURITY, PLEDGE AND GUARANTY AGREEMENT

         This SECURITY, PLEDGE AND GUARANTY AGREEMENT (this "AGREEMENT") is entered into as of May 1, 2001 by and among: (i) L.S. Holding, Inc., a U.S. Virgin Islands corporation (the "BORROWER"), Little Switzerland, Inc., a Delaware corporation ("PARENT") and L.S. Wholesale, Inc., a Massachusetts corporation (each a "GUARANTOR"; collectively, the "GUARANTORS"; and collectively with the Borrower, the "BORROWER PARTIES"), on the one hand, and
(ii) Tiffany and Company, a New York corporation (the "LENDER"), on the other hand.

                                    RECITALS

         A. The Borrower, Guarantors and the Lender have entered into a Loan Agreement dated as of May 1, 2001 (as it may hereafter be amended or otherwise modified from time to time, the "LOAN AGREEMENT").

         B. The Borrower is a direct wholly-owned subsidiary of Parent.

         C. L.S. Wholesale, Inc. is a direct wholly-owned subsidiary of Parent.

         D. It is a condition precedent to the making of Advances by the Lender under the Loan Agreement that the Borrower Parties shall have executed and delivered this Agreement and taken the action contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Advances under the Loan Agreement, the Lender and the Borrower Parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         "AGREEMENT" has the meaning ascribed to that term in the Header.

         "BORROWER" has the meaning ascribed to that term in the Header.

         "BORROWER PARTIES" has the meaning ascribed to that term in the Header.

         "CHASE" means The Chase Manhattan Bank, N.A.

         "CHASE LOAN AGREEMENTS" means (i) the Loan Agreement, dated May 1, 2001, by and among L.S. Wholesale, Inc., the Parent and Chase, providing for a revolving credit facility in an aggregate principal amount of $700,000, (ii) the Loan Agreement, dated May 1, 2001, by and among L.S. Holding, Inc., the Parent, L.S. Wholesale, Inc. and Chase, providing for a revolving credit facility in

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an aggregate principal amount of $2,950,000, and (iii) the Loan Agreement, dated May 1, 2001, by and among L.S. Holding (USA), Inc., the Parent, L.S. Wholesale, Inc. and Chase, providing for a revolving credit facility in an aggregate principal amount of $100,000.

         "CODE" has the meaning ascribed to that term in Section 2.11(a).

         "COLLATERAL" has the meaning ascribed to that term in Section 2.01(a).

         "DEBT" has the meaning ascribed to that term in Section 3.05(a).

         "FINANCIAL STATEMENTS" has the meaning ascribed to that term in Section 4.01(g).

         "GUARANTORS" has the meaning ascribed to that term in the Header.

         "IMPLEMENTING AGREEMENTS" has the meaning ascribed to that term in
Section 2.01(b).

         "INVENTORY" has the meaning ascribed to that term in Section
2.01(a)(i).

         "ISSUER" has the meaning ascribed to that term in Section 2.01(a)(v).

         "LENDER" has the meaning ascribed to that term in the Header.

         "LOAN AGREEMENT" has the meaning ascribed to that term in the Recitals.

         "OBLIGATIONS" has the meaning ascribed to that term in Section 2.02.

         "PARENT" means Little Switzerland, Inc., a Delaware corporation.

         "PLEDGED STOCK" has the meaning ascribed to that term in Section 2.01(a)(iv).

         "RECEIVABLES" has the meaning ascribed to that term in Section 2.01(a)(ii).

         "SUBSIDIARY" means each corporation, partnership, limited liability company and other entity with respect to which a Borrower Party (i) beneficially owns, directly or indirectly, 10% or more of the outstanding stock or other equity interests, (ii) otherwise controls, directly or indirectly, because of factors or relationships other than the percentage of equity interests owned or
(iii) is required to account for its ownership under the equity method. For avoidance of doubt, "Subsidiary" shall include L.S. Holdings, Inc., a U.S. Virgin Islands corporation, and its respective Subsidiaries.

         "SUBORDINATION AGREEMENT" means the Subordination Agreement, dated May 1, 2001, by and among the Borrower, certain affiliates of the Borrower, the Lender and Chase.

         "TRANSACTIONS" has the meaning ascribed to that term in Section
4.01(b).

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                                    ARTICLE 2

                               SECURITY AND PLEDGE

         SECTION 2.01. PLEDGE, ASSIGNMENT AND GRANT OF SECURITY. (a) The Borrower Parties hereby grant, assign and pledge a security interest in and lien on all of their right, title and interest in and to the following, whether now owned or hereafter acquired (the "COLLATERAL"):

              (i) all inventory in all of its forms, wherever located, now or hereafter existing including, but not limited to, goods in which the Borrower Parties have an interest in mass or a joint or other interest or right of any kind and goods which are returned to the Borrower Parties, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "INVENTORY");

              (ii) all accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind of the Borrower Parties, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations being the "RECEIVABLES");

              (iii) all or a portion of the issued and outstanding capital stock owned by the Borrower Parties issued by the Borrower Parties and certain Subsidiaries, as set forth on Schedule II hereto, and all of the capital stock of any additional Subsidiary organized within the U.S. Virgin Islands and 65% of the capital stock of any additional Subsidiary organized outside the U.S. Virgin Islands of any of the Borrower Parties organized or acquired after the date hereof and all stock dividends granted thereon (the "PLEDGED STOCK;" each issuer of Pledged Stock is referred to herein as an "ISSUER");

              (iv) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described in clauses (i) - (iii) of this Section 2.01(a)) and, to the extent not otherwise included, all (A) payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) cash and (C) all dividends, distributions, option or rights granted on Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for such Pledged Stock, and any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer.

Notwithstanding anything in this Section 2.01(a) to the contrary, the grant, assignment and pledge of a security interest by the Borrower Parties hereunder of all of their respective right, title and interest in and to the Collateral is subject, pursuant to the terms and conditions of the

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Subordination Agreement, to the prior lien on the Collateral in favor of Chase as security for the credit facilities provided by Chase pursuant to the Chase Loan Agreements.

         (b) The Borrower Parties hereby covenant and agree to execute and deliver in favor of the Lender such documents (the "IMPLEMENTING AGREEMENTS") as the Lender shall reasonably determine from time to time are necessary to perfect, grant, assign and pledge a security interest in and lien on all of the Borrower Parties' right, title and interest in and to the Collateral, subject, pursuant to the terms and conditions of the Subordination Agreement, only to the prior lien on the Collateral in favor of Chase as security for the credit facilities provided by Chase pursuant to the Chase Loan Agreements.

         SECTION 2.02. SECURITY FOR OBLIGATIONS. This Agreement and the Implementing Agreements shall secure the payment of all obligations of the Borrower now or hereafter existing under the Loan Agreement and the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Borrower now or hereafter existing under this Agreement (all such obligations of the Borrower being the "OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement and the Implementing Agreements shall secure the payment of all amounts which constitute part of the Obligations and would be owed by the Borrower to the Lender under the Loan Agreement and the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, insolvency or similar proceeding involving the Borrower.

         SECTION 2.03. THE BORROWER PARTIES REMAIN LIABLE. Anything herein to the contrary notwithstanding: (a) each Borrower Party shall remain liable under the contracts and agreements to which it is a party included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if the Loan Documents had not been executed (subject to any limitations on such performance contained in the Loan Documents); (b) the exercise by the Lender of any of the rights hereunder shall not release the Borrower Parties from any of their duties or obligations under the contracts and agreements included in the Collateral; and (c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of the Loan Documents, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower Parties thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.04. FURTHER ASSURANCES. (a) The Borrower Parties agree that from time to time, at their expense, they shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to consummate the Transactions, perfect and protect any pledge, assignment or security interest granted or purported to be granted under this Agreement or to enable the Lender to exercise and enforce its rights and remedies hereunder or under the Implementing Agreements with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower Parties will: (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Lender hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, including delivery of stock certificates representing any shares of the Pledged Stock and an undated stock power covering each such certificate, duly executed in blank by the pertinent Borrower Party, all in form and substance reasonably satisfactory to the Lender; and (ii) execute

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and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Lender may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereunder or under the Implementing Agreements.

         (b) The Borrower Parties hereby authorize the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of any of the Borrower Parties where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (c) The Borrower Parties will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

         SECTION 2.05. AS TO INVENTORY. The Borrower Parties shall keep the Inventory (other than Inventory sold in the ordinary course of business) at the places set forth on Schedule I hereto or, upon 30 days' prior written notice to the Lender, at such other places in a jurisdiction where all action required by
Section 2.04 shall have been taken with respect to the Inventory. The Borrower Parties shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Inventory, except to the extent that any of the foregoing are being contested by any of the Borrower Parties and no lien is imposed on the Inventory.

         SECTION 2.06. AS TO PLEDGED STOCK. (a) The Borrower Parties covenant and agree that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released and subject to the Subordination Agreement:

              (i) If a Borrower Party shall, as a result of its ownership of the Pledged Stock or otherwise, become entitled to receive or shall receive any capital stock (including, without limitation, any stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the pertinent Borrower Party shall accept certificates representing the same as the agent of the Lender, hold the same in trust for the Lender and deliver the same forthwith to the Lender in the exact form received duly endorsed by the pertinent Borrower Party to the Lender, together with an undated stock power covering such certificate duly executed in blank by the pertinent Borrower Party to be held by the Lender, subject to the terms hereof, as additional Collateral. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Lender to be held by it hereunder as additional Collateral, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Lender to be held by it hereunder as additional Collateral. If any

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         sums of money or property so paid or distributed in respect of the
         Pledged Stock shall be received by a Borrower Party, it shall, until such money or property is paid or delivered to the Lender, hold such money or property in trust for the Lender, segregated from other funds of such Borrower Party, as additional Collateral.

              (ii) Without the prior written consent of the Lender, the Borrower Parties will not vote to enable, or take any other action to permit, any Issuer to issue any capital stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any capital stock or other equity securities of any nature of any Issuer.

         (b) Unless an Event of Default shall have occurred and is continuing and the Lender shall have given notice to the Borrower Parties of the Lender's intent to exercise its rights pursuant to this Section 2.06(b), the Borrower Parties shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice in respect of the Pledged Stock and, except as set forth in Section 2.06(a)(ii), to exercise all voting and corporate rights with respect to the Pledged Stock; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Documents. If an Event of Default shall occur and is continuing and the Lender has given notice to the Borrower Parties of its intent to exercise its rights pursuant to this Section 2.06(b), and subject, pursuant to the terms and conditions of the Subordination Agreement, to the prior rights of Chase: (i) the Lender shall have the right to receive any and all cash dividends or other payments paid in respect of the Pledged Stock and apply all or any part thereof against the Obligations or any part thereof and (ii) any or all shares of the Pledged Stock shall be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Borrower Party or the Lender of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it, but the Lender shall have no duty to the Borrower Parties to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) The Borrower Parties hereby acknowledge and agree that the Lender may exercise its right to sell any or all of the Pledged Stock pursuant to
Section 2.06(b) hereof in one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower Parties further acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale

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shall be deemed to have been made in a commercially reasonable manner. The
Lender shall be under no obligation to delay a sale of any of the Pledged
Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if such Issuer would agree to do so. The Borrower Parties agree to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 2.06(c) valid and binding and in compliance with any and all other Applicable Law.

         (d) The Borrower Parties further agree that a breach of any of the covenants contained in this Section 2.06 will cause irreparable injury to the Lender, that the Lender have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section
2.06 shall be specifically enforceable against the Borrower Parties, and the Borrower Parties hereby waive and agree not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred.

         (e) The Borrower Parties hereby authorize and instruct each Issuer of any Pledged Stock pledged by the Borrower Parties hereunder to (i) comply with any instruction received by it from the Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower Parties, and the Borrower Parties agree that each Issuer shall be fully protected in so complying, and (ii) upon an Event of Default, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Lender. Concurrently with the delivery of any Pledged Stock hereunder, the Issuer of such Pledged Stock shall deliver to the Lender an Acknowledgement and Consent, in the form attached hereto as Annex A, certifying, among other things, that it will be bound by the terms of this Agreement and will comply with such terms insofar as such terms are applicable to it.

         SECTION 2.07. PLACE OF PERFECTION; RECORDS; COLLECTION. (a) The Borrower shall keep its chief place of business and chief executive office and the office where it keeps its and other Borrower Parties' records concerning the Receivables and the Pledged Stock at the address specified in Section 5.02 or, upon 30 days' prior written notice to the Lender, at any other locations in a jurisdiction where all actions required by Section 2.04 shall have been taken with respect to the Receivables and the Pledged Stock. The Borrower will hold and preserve such records and will permit representatives of the Lender at any time during normal business hours to inspect and make abstracts from such records, provided that so long as no Event of Default shall have occurred or be continuing, no more than one such visit per calendar year shall be at the expense of the Borrower Parties.

         (b) Except as otherwise provided in this Section 2.07(b), the Borrower Parties shall continue to collect, at their own expense, all amounts due or to become due them under the Receivables and/or to adjust, settle or compromise the amount thereof. In connection with such collections, the Borrower Parties may take (and, following the occurrence and during the continuance of an Event of Default at the Lender's direction, shall take) such action as the Borrower Parties or the Lender may deem necessary or advisable to enforce collection of the

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Receivables; PROVIDED, HOWEVER, that the Lender shall have the right following the occurrence and during the continuance of an Event of Default, upon 10 days' written notice to the Borrower Parties of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Lender and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower Parties thereunder directly to the Lender and, upon such notification and at the expense of the Borrower Parties, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Lender referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Borrower Parties in respect of the Receivables shall be received in trust for the benefit of the Lender hereunder, shall be segregated from other funds of the Borrower Parties and shall be forthwith paid over to the Lender in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (A) released to the Borrower Parties so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 2.11(b), and (ii) the Borrower Parties shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         SECTION 2.08. TRANSFERS AND OTHER LIENS. The Borrower Parties shall not
(i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted in accordance with the Loan Agreement, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interests under the Chase Loan Agreements or the Implementing Agreements or as otherwise permitted in accordance with the Loan Documents.

         SECTION 2.09. LENDER APPOINTED ATTORNEY-IN-FACT. Each Borrower Party hereby irrevocably appoints the Lender its attorney-in-fact, with full authority in the place and stead of such Borrower Party and in the name of such Borrower Party or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

         (b) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith, and

         (c) to file any claims or take any action or institute any proceedings which the Lender may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

Notwithstanding anything herein to the contrary, unless an Event of Default shall exist and be continuing, the Lender shall not exercise any of the rights set forth in this Section 2.09.

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         SECTION 2.10. LENDER MAY PERFORM. If any Borrower Party fails to perform any agreement contained herein, the Lender may, upon notice to the applicable Borrower Party, itself perform, or cause performance of, such agreement, and the expenses incurred in connection therewith shall be payable by such Borrower Party.

         SECTION 2.11. REMEDIES. If any Event of Default shall have occurred and be continuing, subject to the prior rights of Chase under the Subordination
Agreement:

         (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Loan Agreement, the Implementing Agreements or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require the Borrower Parties to, and the Borrower Parties hereby agree that they will, at their expense and upon request of the Lender, forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Borrower Parties agree that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower Parties of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Lender against all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid over to the Borrower Parties or to whomsoever may be lawfully entitled to receive such surplus.

         (c) The Lender may exercise any and all rights and remedies of the Borrower Parties under or in respect of the Collateral.

         (d) All payments received by the Borrower Parties under or in connection with any of the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Borrower Parties.

         SECTION 2.12. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the expiration or termination of the Commitment. Upon the later of the

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payment in full of the Obligations and all other amounts payable under this
Agreement and the expiration or termination of the Commitment, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to the Borrower Parties.

                                    ARTICLE 3

                                    GUARANTY

         SECTION 3.01. GUARANTY. (a) The Guarantors hereby, jointly and severally, unconditionally irrevocably guaranty the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations and agree to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower under the Loan Agreement and the Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         (b) The Guarantors jointly and severally guaranty that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement and the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The obligations of the Guarantors under this Article 3 are independent of the obligations of the Borrower under the Loan Agreement and the Note, and a separate action or actions may be brought and prosecuted against the Guarantors to enforce this Article 3 irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantors under this Article 3 shall be absolute and unconditional irrespective of:

             (i) any lack of validity or enforceability of the Loan Agreement, the Note or any other agreement or instrument relating thereto;

             (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement or the Note, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

             (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

             (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any of the Borrower Parties;

             (v) any change, restructuring or termination of the corporate structure or existence of any of the Borrower Parties;

             (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Borrower Parties; or

             (vii) any bankruptcy, reorganization or similar proceeding commenced by or against any of the Borrower Parties.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         SECTION 3.02. WAIVER. The Guarantors hereby waive promptness, diligence, rights of set-off, presentment, protest, notice of acceptance and any other notice with respect to any of the Obligations and this Article 3 and any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Guarantors or any other person or entity or any Collateral.

         SECTION 3.03. SUBROGATION. The Guarantors will not exercise any rights which they may acquire by way of subrogation under this Article 3, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Commitment shall have expired or terminated. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Article 3 and (y) the expiration or termination of the Commitment, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement or to be held by the Lender as Collateral for any Obligations thereafter existing. If (i) the Guarantors shall make payment to the Lender of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this Guaranty shall be paid in full and (iii) the Commitment shall have expired or terminated, the Lender will, at the Guarantors' request, execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantors of an interest in the Obligations resulting from such payment by the Guarantors.

         SECTION 3.04. AFFIRMATIVE COVENANTS. The Guarantors covenant and agree that, so long as any part of the Obligations shall remain unpaid or the Lender shall have any Commitment, the Guarantors will, unless the Lender shall otherwise consent in writing:

         (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of their Subsidiaries to comply, in all material respects with all Applicable Law, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

         (b) REPORTING REQUIREMENTS. Furnish to the Lender:

             (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and the Subsidiaries and the related unaudited consolidated statements of income and cash flows of the Parent and the Subsidiaries for the 3-month period then ended for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Parent;

             (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its Subsidiaries, containing the audited consolidated balance sheet of the Parent and the Subsidiaries as of each fiscal year end, and the related audited consolidated statements of income and cash flows of the Parent and the Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP or other independent public accountants reasonably acceptable to the Lender with no qualifications as to the scope of the audit;

             (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default known to a Borrower Party and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer or chief executive officer of the Borrower Party setting forth details of such Event of Default or event and the action which the Borrower Party has taken and proposes to take with respect thereto;

             (iv) promptly after the sending or filing thereof, copies of all reports which any of the Borrower Parties sends to any of its security holders, and copies of all reports and registration statements which the Parent files with the SEC or any national securities exchange;

             (v) promptly after the filing or receiving thereof, copies of all reports and notices which any of the Borrower Parties files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which any of the Borrower Parties receives from such entity;

             (vi) promptly after the commencement thereof, notice of all actions, suits and proceedings before any Government Authority, or arbitrations affecting the Borrower Parties which, if determined adversely to the Borrower Parties and their Subsidiaries could reasonably be expected to have a Material Adverse Effect on the Borrower Parties or their Subsidiaries; and

             (vii) such other information respecting the condition or operations, financial or otherwise, of any of the Borrower Parties as the Lender may from time to time reasonably request.

         (c) MAINTENANCE OF CORPORATION AND PROPERTIES. The Borrower Parties shall, and shall cause their Subsidiaries, to preserve and maintain their respective corporate existence and good standing in their respective jurisdiction of organization and in every other jurisdiction in which such qualification is required, unless the failure to qualify would not have a Material

Adverse Effect on such respective corporation, and maintain all of their respective properties and assets in good working order and condition, ordinary wear and tear excepted.

         SECTION 3.05. NEGATIVE COVENANTS. The Borrower Parties covenant and agree that, so long as any part of the Obligations shall remain unpaid or the Lender shall have any Commitment, each of the Borrower Parties will not, and shall cause their Subsidiaries to not, without the written consent of the
Lender:

         (a) LIENS. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person or entity, other than (i) the liens created hereunder; (ii) liens securing the credit facilities provided by Chase pursuant to the Chase Loan Agreements; (iii) liens existing on the date hereof as described on Schedule 3.05(a) hereto; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by any of the Borrower Parties and their Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (v) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition), PROVIDED that the aggregate principal amount of the indebtedness secured by the liens or security interests referred to in clauses (iii), (iv) and (v) above shall not exceed an amount not inconsistent with the Company's business plan as approved by its Board of Directors from time to time. "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         (b) INDEBTEDNESS. The Borrower Parties shall not directly or indirectly create, incur, assume, guarantee, or otherwise become or remain liable with respect to any Debt other than the Advances, indebtedness existing as of the date hereof as described on Schedule 3.05(b) hereto, capitalized leases obligations in an amount not to exceed $250,000 per annum at any time outstanding, and indebtedness to Chase for up to an aggregate principal amount of $3,750,000 pursuant to the Chase Loan Agreements, if any.

         SECTION 3.06. CONTINUING GUARANTY; ASSIGNMENTS UNDER LOAN AGREEMENT. This Article 3 provides for a continuing guaranty and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Article 3 and (y) the expiration or termination of the Commitment, (ii) be binding upon the Guarantors, their successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of its Commitment, the Advances and the
Note) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Lender by this Agreement.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER PARTIES. The Borrower Parties jointly and severally represent and warrant to the Lender as follows:

         (a) ORGANIZATION AND GOOD STANDING. Each of the Borrower Parties and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower Party and its Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the ownership of property or the conduct of business requires each to be so qualified, except where the lack of such qualification would not reasonably be expected to have a Material Adverse Effect.

         (b) CONFLICTS, DEFAULTS. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby by the Borrower Parties do not, and the performance of the Borrower Parties' obligations hereunder and thereunder and the consummation by the Borrower Parties of the transactions contemplated hereby (the "TRANSACTIONS") will not: (i) violate, conflict with or constitute a breach or default under the certificate of incorporation or bylaws or equivalent organizational document of any Borrower Party; (ii) require any authorization, approval, consent, registration, declaration or filing with, from or to any Governmental Authority; (iii) violate any Applicable Law; (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Borrower Party or their Subsidiaries (other than as contemplated hereby); or (v) after giving effect to the satisfaction of the condition set forth in Section 2.1(f) of the Loan Agreement, conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to terminate, cancel or accelerate any obligation under, any contract, agreement, note, bond, guarantee, deed of trust, loan agreement, mortgage, license, lease, indenture, instrument, order, arbitration award, judgment or decree to which any Borrower Party is a party or by which any Borrower Party is bound. There is no pending or, to the Knowledge of the Borrower Parties, threatened action, suit, claim, proceeding, inquiry or investigation before or by any Governmental Authority against or affecting any Borrower Party or their Subsidiaries, involving or seeking to restrain or prevent the consummation of the Transactions.

         (c) CORPORATE POWER AND AUTHORIZATION. The Borrower Parties have all requisite and legal corporate power to execute and deliver this Agreement and to carry out and perform their other obligations under this Agreement and the Transactions. All corporate action on the part of the Borrower Parties and their directors necessary for the performance of their obligations under this Agreement have been taken. This Agreement is a legal, valid and binding obligation of the Borrower Parties, enforceable in accordance with its terms. The Transactions do not require the consent of the stockholders of the Borrower Parties. The Borrower Parties have provided their stockholders with any notice of the Transactions required by Applicable Law. Each of the Borrower Parties has, independently and without reliance upon the Lender and based on documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         (d) APPROVALS AND CONSENTS. Except as set forth on Schedule 3.01(d), no license or other authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required (i) for the pledge of the Collateral pursuant to this Agreement, for the grant of the assignment, lien and security interest granted hereby or for the execution, delivery or performance of this Agreement and the Transactions, (ii) for the perfection or maintenance of the pledge, assignment and security interest created thereby (other than filings contemplated hereby) or (iii) for the exercise of the remedies in respect of the Collateral pursuant to this Agreement (other than a sale of any Pledged Stock which may have to be registered under the Securities Act of 1933, as amended, and other applicable securities laws). There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

         (e) LIEN AND SECURITY IN THE COLLATERAL.

             (i) All of the Inventory is located at the places specified in
      Schedule I hereto. The chief place of business and chief executive office of the Borrower and the office where the records concerning the Collateral, including current statements regarding Receivables, the stock ledger recording the Pledged Stock, the originals of all chattel paper that evidence Receivables and the original stock certificates representing the Pledged Stock, is located at the address specified in Section 5.02.

             (ii) The Borrower Parties are the legal and beneficial owner of the Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement and the prior lien on the Collateral in favor of Chase as security for the credit facilities provided by Chase pursuant to the Chase Loan Agreements. The Borrower Parties have exclusive possession and control of the Inventory and the stock certificates representing the Pledged Stock. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office (other than those in favor of Chase as security for the credit facilities provided by Chase pursuant to the Chase Loan Agreements). The Borrower Parties own and operate under the trade name "Little Switzerland" and variations thereof. None of the Receivables is evidenced by a promissory note or other instrument.

             (iii) Upon delivery to the Lender of the stock certificates evidencing the Pledged Stock and the taking of any further actions as contemplated in Section 2.05 with respect to the Collateral, the security interest created by this Agreement will constitute a valid, perfected security interest in the Collateral securing the payment of the Obligations, enforceable in accordance with the terms of this Agreement and the Loan Agreement against all creditors of the Borrower Parties and any Persons purporting to purchase any of the Collateral from the Borrower Parties, except (i) as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (ii) the prior lien on the Collateral in favor of Chase as security for the credit facilities provided by Chase pursuant to the Chase Loan Agreements.

         (f) THE PLEDGED STOCK.

             (i) The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer. There are no outstanding options, warrants or other rights to purchase any shares of capital stock of any Issuer.

             (ii) All the shares of the Pledged Stock are, and all other Pledged Stock in which the Borrower Parties shall hereafter grant a security interest pursuant to this Agreement will be, duly and validly issued, fully paid and non-assessable. An appropriate notation has been placed on the stock ledger or other books and records of each Issuer of the Pledged Stock (and, in the case of Pledged Stock hereafter acquired by the Borrower Parties, will be so placed on the stock ledger or other books and records of the Issuer of such stock pledged hereunder) in order to reflect the pledge in favor of the Lender securing the payment of the Obligations.

         (g) FINANCIAL STATEMENTS. The financial statements of the Borrower Parties (collectively, the "FINANCIAL STATEMENTS") have been provided to the Lender. The Financial Statements: (i) have been prepared in accordance with the books and records of the Borrower Parties; (ii) have been prepared in all material respects in accordance with GAAP; (iii) reflect and provide adequate reserves and disclosures in respect of all liabilities of the Borrower Parties, including all contingent liabilities; and (iv) present fairly the financial position of the Borrower Parties at such dates and the results of operations and cash flows of the Borrower Parties for the periods then ended. The Borrower
Parties: (i) keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets; and
(ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorizations and (D) the recorded accountability for assets and inventory is compared with existing assets and inventory at reasonable intervals and appropriate action is taken with respect to any differences.

         (h) COMPLIANCE WITH LAW. Each Borrower Party and its Subsidiaries is in compliance in all material respects with all Applicable Law. No Borrower Party has received any notification of any asserted present or past failure to comply with Applicable Law.

         (i) ABSENCE OF UNDISCLOSED LIABILITIES. None of the Borrower Parties or their Subsidiaries has any indebtedness or liability, whether accrued, fixed or contingent, whether or not required by GAAP to be disclosed on the Financial Statements, other than (a) liabilities reflected in the Financial Statements, (b) liabilities, none of which individually or in the aggregate is material to the assets, properties, business or business prospects any of the Borrower Parties or their Subsidiaries, and (c) liabilities incurred in the ordinary course of business of each of the Borrower Parties or their Subsidiaries (consistent with past practice in terms of both frequency and amount) subsequent to February 24, 2001.

         (j) LITIGATION. Except as set forth on Schedule 4.01(j), there is no pending or, to the Knowledge of the Borrower Parties, threatened litigation, action, suit, proceeding, arbitration, claim, investigation or administrative proceeding, by or before any Governmental Authority or dispute resolution panel, involving or affecting any of the Borrower Parties or their Subsidiaries, or the assets, properties or business of any of the Borrower Parties or their Subsidiaries, or relating to or involving the transactions contemplated by the Loan Documents. No litigation, action, suit, proceeding, arbitration, claim, investigation or administrative proceeding, whether or not set forth on Schedule 4.01(j), reasonably could be expected to have a Material Adverse Effect or to result in the imposition of a lien, security interest or other encumbrance on any of the assets of any of the Borrower Parties or their Subsidiaries. None of the Borrower Parties or their Subsidiaries has received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that may be material to its assets, properties, business or business prospects. None of the Borrower Parties or their Subsidiaries is in default with respect to any material order, writ, injunction or decree known to or served upon any of the Borrower Parties or their Subsidiaries. Except as set forth on Schedule 4.01(j), there is no pending action or suit brought by any of the Borrower Parties or their Subsidiaries against others.

                                    ARTICLE 5

                                  MISCELLANEOUS

         SECTION 5.01. INDEMNITY AND EXPENSES. (a) The Borrower Parties agree to jointly and severally indemnify the Lender from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except for those claims, losses and liabilities attributable to the willful misconduct or bad faith of Lender.

         (b) The Borrower Parties will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and Lenders, which the Lender may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Lender hereunder or under the Implementing Agreements or (iii) the failure by the Borrower Parties to perform or observe any of the provisions hereof or thereof.

         SECTION 5.02. NOTICES. All notices, requests and other communications under this Agreement will be in writing and will be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, by overnight courier guaranteeing next day delivery or by telecopier (with telephonic or machine confirmation by the sender), addressed as follows:

            (a)   If to the Borrower Parties:

                  c/o Little Switzerland, Inc.
                  161-B Crown Bay
                  P.O. Box 930
                  St. Thomas, U.S. Virgin Islands 00804
                  Attention:  Robert L. Baumgardner
                  Tel: (340) 776-2010
                  Fax: (340) 779-9900
                  email: rbaumgardner@littleswitzerland.com

                  With a copy to:

                  Jack P. Jackson, Esq.
                  Proskauer Rose LLP
                  1585 Broadway
                  New York, NY  10036-8299
                  Tel: (212) 969-3140
                  Fax: (212) 969-2900
                  Email: jjackson@proskauer.com

or at such other address or telecopy number as the Borrower may have advised the Lender in writing; and


            (b)   If to the Lender:

                  Tiffany & Co.
                  600 Madison Avenue, Eighth Floor
                  New York, NY  10022
                  Attention:  Patrick B. Dorsey, Esq.
                  Tel: (212) 230-5320
                  Fax: (212) 230-5324
                  email: pdorsey@tiffany.com

                  With a copy to:

                  Steven R. Finley, Esq.
                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, NY  10166-0193
                  Tel: (212) 351-4000
                  Fax: (212) 351-4035
                  email: sfinley@gibsondunn.com


or at such other address or telecopy number as the Lender may have advised the Borrower Parties in writing. All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof (if delivered by hand), on the third day after the mailing thereof (if mailed), on the next day after the sending thereof (if by overnight courier) and when receipt is confirmed as provided above (if telecopied).


         SECTION 5.03. WAIVERS AND AMENDMENTS. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, will be effective unless the same shall be in writing and signed by an officer of each party hereto, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and, unless otherwise expressly provided herein, not exclusive of any remedies provided by law.

         SECTION 5.04. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. No party may assign his or its rights hereunder or any interest herein without the prior written consent of the other parties and such attempted assignment shall be void and without effect, provided however, that the Lender may assign, to one or more of its Affiliates, all or any part of, or any interest in, the Lender's rights and benefits hereunder. To the extent of such assignment, such assignee will have the same rights and benefits against the other parties as it would have had if it were a named party hereunder. No party will be released of any of its obligations under this Agreement by virtue of such assignment.

(SECTION 5.05 INTENTIONALLY OMITTED)

         SECTION 5.06. GOVERNING LAW. THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY DISPUTES OR CONTROVERSIES ARISING THEREFROM SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS THAT WOULD PROVIDE FOR THE APPLICATION OF ANY OTHER LAW.

         SECTION 5.07. CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit or amplify the provisions hereof.

         SECTION 5.08. ENTIRETY. This Agreement contains the entire agreement and understanding between the parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

         SECTION 5.09. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which will be deemed collectively to be one agreement. Execution may be effected by delivery of facsimiles of signature pages, followed by delivery of originals of such pages.

         SECTION 5.10. THIRD PARTY BENEFICIARIES. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties and their heirs, executors, administrators, personal representatives, successors and permitted assigns any rights or remedies under or by reason of this Agreement, except as otherwise expressly provided in this Agreement.

         IN WITNESS WHEREOF, the Borrower Parties and the Lender have caused this Agreement to be duly executed and delivered by the officer of each thereunto duly authorized as of the date first above written.

------------------------------------------
LENDER:

Tiffany and Company, a New York
corporation


By: /s/ Patrick B. Dorsey
   ----------------------------------------
Name: Patrick B. Dorsey
Title: Senior Vice President General Counsel and Secretary
------------------------------------------
------------------------------------------
BORROWER:

L.S. Holding, Inc., a U.S. Virgin
Islands corporation


By: /s/ Robert L. Baumgardner
   -----------------------------------------
Name: Robert L. Baumgardner
Title: President
------------------------------------------
------------------------------------------
GUARANTORS:

Little Switzerland, Inc., a Delaware
corporation


By: /s/ Robert L. Baumgardner
   -----------------------------------------
Name: Robert L. Baumgardner
Title: President


L.S. Wholesale, Inc., a Massachusetts
corporation


By: /s/ Robert L. Baumgardner
   -----------------------------------------
Name: Robert L. Baumgardner
Title: President
------------------------------------------

                                   SCHEDULE I

                             LOCATIONS OF INVENTORY

                                   SCHEDULE II

                          DESCRIPTION OF PLEDGED STOCK

                                                                        ANNEX A

                       FORM OF ACKNOWLEDGEMENT AND CONSENT

                                                                         [Date]

         The undersigned hereby acknowledges receipt of a copy of the Security, Pledge And Guaranty Agreement (the "AGREEMENT") dated as of May 1, 2001, by and among [Borrower Parties] and Tiffany and Company, a New York corporation (the "LENDER"). The undersigned agrees for the benefit of the Lender as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Lender promptly in writing of the occurrence of any of the events described in Section 2.06(a) of the Agreement.

         3. The terms of Section 2.06(b) of the Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of such Section of the Agreement.

                                    [NAME OF ISSUER]



                                    By:________________________
                                      Name:
                                      Title:

Reference is made to that certain Security, Pledge and Guaranty Agreement dated as of May 1, 2001 by and among (i) L.S. Holding, Inc., L.S. Wholesale, Inc.
and Little Switzerland, Inc., on the one hand, and (ii) Tiffany and Company, on the other hand (the "Agreement"). Capitalized terms used herein shall have the meaning ascribed thereto in the Agreement.

                                   SCHEDULE I

                               INVENTORY LOCATIONS



L.S. Holding, Inc.
Center Theater Building
Dronningens Gade,
St. Thomas, Virgin Islands

Little Switzerland, Inc.
#4 Dronningens Gade,
St. Thomas, Virgin Islands

L.S. Holding, Inc.
#4 Dronningens Gade,
St. Thomas, Virgin Islands

L.S. Holding, Inc.
#37 Dronningens Gade,
St. Thomas, Virgin Islands

L.S. Holding, Inc. d/b/a Little Switzerland
#48 AB Norre Gade
Kings Quarter
St. Thomas, Virgin Islands

L.S. Holding, Inc. d/b/a Little Switzerland
Bay D, Shop Building II
Havensight Mall
St. Thomas, Virgin Islands

L.S. Holding, Inc.
236 and 238 South Franklin Street
Juneau, Alaska

L.S. Holding, Inc.
Lots 1 & 2, Block 34
Skagway, Alaska

L.S. Holding, Inc.
Nassaustraat 14
Oranjestad, Aruba

L.S. Holding, Inc.
Wyndham Aruba Beach Resort and Casino
73 L.G. Smith Boulevard
Palm Beach, Aruba

L.S. Holding, Inc.
The Kan Building, Breedestraat 44
Punda, Curacao

L.S. Holding, Inc.
315 Mill Street
Ketchikan, Alaska 99901

                                   SCHEDULE II

                          DESCRIPTION OF PLEDGED STOCK



                      CLASS OF     JURISDICTION OF          NUMBER OF
     ISSUER            STOCK        ORGANIZATION             SHARES
     ------           --------     ---------------          ---------
L.S. Wholesale, Inc.   Common       Massachusetts            1,000
L.S. Holding           Common       Alaska                   65
(USA), Inc.
L.S. Holding, Inc.     Common       U.S. Virgin Islands      100
L.S. Holding           Common       Aruba                    156
(Aruba), N.V.
L.S. Holding           Common       Curacao                  13
(Curacao), N.V.
World Gift Imports     Common       Barbados                 34,395
(Barbados) Limited.
World Gift             Common       St. Maarten              130
Imports, N.V.
Motres et Bijoux       Common       St. Martin               260
S.A.R.L.
Little Switzerland     Common       Antigua                  6,500
Limited
L.S. (Cayman) Limited  Common       Cayman Islands           65
Little Switzerland     Common       British Virgin Islands   65
(B.V.I.) Limited

                                SCHEDULE 3.05(B)
                                  INDEBTEDNESS


Liens in favor of The Chase Manhattan Bank ("Chase") and The Bank of Nova Scotia ("BNS"); provided, however, that the liens of Chase will be released as provided in (i) Section 6 of that certain Loan Agreement by and among L.S. Wholesale, Inc., as Borrower, Little Switzerland, as Guarantor, and Chase, (ii) Section 6 of that certain Loan Agreement by and among L.S. Holding, Inc., as Borrower, Little Switzerland, as Guarantor, and Chase and (iii) Section 6 of that certain Loan Agreement by and among L.S. Holding (USA), Inc., as Borrower, Little Switzerland, as Guarantor, and Chase, when payment is made to Chase pursuant to
Section 2.02 of the Stock Purchase Agreement, dated as of May 1, 2001, by and between Little Switzerland, Inc. ("Little Switzerland") and Tiffany & Co. International, Inc. (the "Purchase Agreement") and the liens of BNS will be released in full when payment is made to BNS pursuant to Section 2.02 of the Purchase Agreement. (The existing liens in favor of Chase and BNS and the provisions setting forth the terms under which such liens will be released, and the extent of such releases, are hereinafter referred to as the "Existing Secured Liens and Partial Release Thereof.")

BARBADOS RESTRUCTURING

o Little Switzerland completed restructuring its business in Barbados in March 2001.

o In November 2000, World Gift Imports (Barbados) LTD. entered into the following agreements in restructuring its Barbados business.

        Agreement:      Share Purchase Agreement ("SPA")
        Parties:        World Gift Imports (Barbados) LTD.
                        Diamonds International Limited ("DI")
                        L.S. Holdings, Inc. ("LSH")
        Date:           November 14, 2000
        Remaining
        Conditions:     Foreign Exchange Control Permission
                        Amendment of Articles of Incorporation
                        Re-classification of 52,916 LSH shares to Class A
                        Common
        Terms:          Sale to DI of 23,774 Common Shares at a price of
                        $300,000
                        Sale to DI of 31,302 Preferred Shares at a price of $300,000

        Agreement:      Sale of Debt and Security Agreement ("SDSA")
        Parties:        L.S. Wholesale, Inc. ("LSW")
                        Almod Diamonds Ltd. ("Almod")
                        World Gift Imports (Barbados) LTD.
        Date:           November 14, 2000
        Remaining
        Conditions:     All remaining conditions in SPA
                        Subscription of shares by DI
        Terms:          Sale, assignment and transfer of $2.0 million in
                        LSW debt,
                        payable, without interest, on or before 12/31/03; first priority lien on $2.0 million of inventory; any cash sent to LSW requires equivalent pay-down on loan; can operate only under name Little Switzerland in Barbados

        Agreement:      Unanimous Shareholder Agreement

        Parties:        LSH
                        DI
                        World Gift Imports (Barbados) LTD.
        Date:           November 7, 2000
        Remaining
        Conditions:     All remaining conditions in SPA
        Terms:          Same terms in SPA
                              Same terms as in SDSA
                        Profit sharing of 50% of EBITDA of $1.5 million by 12/31/05
                              a.  Can include tax loss benefits in excess
                        of $.7m
                              b.  Limits on head office allocations
                        Preferred convertible to Common if:
                              a.  Subscription of shares by DI not
                        completed by 12/31/03
                              b.  Profit sharing is not paid by 12/31/05
                        Preferred shares are redeemable along with all Common upon:
                              a.  Subscription of shares by DI being
                        fully paid.
                              b.  Profit sharing being fully paid.
                        DI to provide Little Switzerland with a customs bond

        Agreement:      Management Agreement (For Bridgetown Port Store)
                        ("MA")
        Parties:        World Gift Imports (Barbados) LTD.
                        DI
        Date:           November 7, 2000
        Remaining
        Conditions:     None
        Terms:          Little Switzerland has given full right of
                        operation indefinitely to DI of its Port store, and all profits associated with this store.

        Agreement:      Trademark License Agreement
        Parties:        L.S. Wholesale, Inc.
                        DI
        Date:           November 14, 2000

        Agreement:      Authority to Hold Funds on Deposit
        Parties:        Little Switzerland, Inc.
                        Bank of Nova Scotia
        Date:           April 19, 2001
        Terms:          Agreement to hold the equivalent of US $150,000
                        as security until release of the bond in the amount of BBD $500,000 by the Barbados Customs
                        Department

Such restructuring contemplated by the above-referenced agreements is hereinafter referred to as the Barbados Restructuring. The brief summary descriptions of the terms of the above-referenced agreements are qualified in their entirety by reference to the above-referenced agreements.

STANDSTILL AGREEMENT

During Fiscal 2001, Little Switzerland entered into three extensions of its Standstill Agreement with the lenders under its credit facility. The standstill agreement, as amended (the "Standstill Agreement"), was effective through December 31, 2000, pursuant to which Little Switzerland's lenders agreed that they would not make any additional borrowings available to Little Switzerland and thereby freeze Little Switzerland's line of credit at $8.8 million in outstanding cash borrowings and approximately $2.6 million in contingent stand-by letters of credit. However, pursuant to the Standstill Agreement, the lenders agreed to refrain from exercising any remedies arising from existing defaults during the term of the Standstill Agreement so long as Little Switzerland, among other things, (i) paid interest on the outstanding borrowings and letters of credit, together with related fees and expenses, (ii) maintained a certain inventory to outstanding total debt coverage ratio, (iii) reduced the Barbados letters of credit (of which a portion have been released),
(iv) continued to achieve its planned EBITDA projections and (v) continued discussions with lenders and equity investors with the goal of refinancing its existing debt to the banks.

Prior to December 31, 2000, Little Switzerland initiated discussions with its lenders to obtain an additional extension of the Standstill Agreement, however, the documentation has not been completed because it is anticipated that the Standstill Agreement will no longer be necessary upon consummation of the Transaction. Outstanding borrowings against the secured credit facilities totaled $8.8 million and $10.2 million as of February 24, 2001. Outstanding stand-by letters of credit against these credit facilities totaled $2.6 million as of February 24, 2001. In March 2001, the stand-by letters of credit were reduced to approximately $0.4 million as a result of the replacement of these amounts with an insurance bond that resulted from the Barbados Restructuring.

                                SCHEDULE 4.01(D)

                             APPROVALS AND CONSENTS

None.

                                SCHEDULE 4.01(J)

                                   LITIGATION



o     CLASS ACTION LAWSUIT

       On March 22, 1999, a class action complaint was filed in the United States District Court for the District of Delaware (Civil Action No. 99-176) against Little Switzerland, certain of its former officers and directors, DRHC and Stephen G.E. Crane. The complaint alleges that such defendants violated federal securities laws by failing to disclose that DRHC's financing commitment to purchase Little Switzerland's shares expired on April 30, 1998 before Little Switzerland's stockholders were scheduled to vote to approve the proposed merger between Little Switzerland and DRHC at the May 8, 1998 special meeting of stockholders (the "Financing Disclosure Allegations"). The plaintiffs are seeking monetary damages, including, without limitation, reasonable expenses in connection with this action. The plaintiffs amended their complaint on November 10, 1999 and Little Switzerland filed a motion to dismiss the plaintiff's amended complaint on December 7, 1999. On January 28, 2000, the plaintiffs filed their opposition to the motion to dismiss. In March 2001, the District Court, among other things, granted Little Switzerland's motion to dismiss with respect to certain allegations in the amended complaint that the defendants violated federal securities laws by failing to disclose the status of Little Switzerland's relationship with a particular watch vendor; however, the District Court denied the motion to dismiss with respect to the Financing Disclosure Allegations. In addition, the District Court dismissed the claims against defendants DRHC and Stephen G.E. Crane. Little Switzerland has entered into discussions to settle this action. However, there can be no assurance that these discussions will result in a settlement of this action, or that any settlement will be on terms favorable to Little Switzerland.

o      NXP

       On February 16, 2001, Little Switzerland and NXP-Jewels Corporation ("NXP") entered into a settlement agreement and mutual general release from the litigation arising between Little Switzerland and NXP with respect to their general obligations under a letter of intent to sell Little Switzerland's Barbados operations to NXP. Little Switzerland, as part of the settlement, agreed to refund a $100,000 deposit currently held in escrow and make a $5,000 settlement payment. Both the $100,000 escrow deposit and the $5,000 settlement payment by Little Switzerland were paid to NXP in March 2001.

o     LABOR MATTERS

      Name:        Conlon, Cathleen
      Position:    Former DVP Human Resources - St. Thomas
      Action:      Charge of defamation relating to e-mail messages that
                   she alleges originated from Little Switzerland employees.

      Name:        Loopstock, Enriqueta
      Position:    Service Clerk/Admin. Clerk - Aruba
      Action:      Improper Re-alignment of functions.
      Name:        Poole, Michael

      Position:    Former Vice President Merchandising - St Thomas
      Action:      Mr. Poole claims Wrongful Discharge.
                   Mr. Poole was terminated for cause pursuant to Section
                   5(b)(iv) of his employment contract as a result of conduct that was considered to be either gross negligence or willful misconduct on his part.

      Name:        Punjabi, Gobind Watumal
      Position:    Sales Associate - Philipsburg, St. Maarten
      Action:      Mr. Punjabi brought charges against Little
                   Switzerland in regards to the calculation of his vacation pay. He had been paid based on his base salary, not on his base salary plus commission.
      Status:      On March 20, 2001, a court ruled in Mr. Punjabi's
                   favor ordering a payment of Nafl 25,072.00 (approx.
                   $14,000 US), plus interest and legal fees.  Little
                   Switzerland is considering appealing this decision.

      Name:        Wever, Judith
      Position:    Operations Manager - Curacao
      Action:      Wrongful Discharge.
      Status:      The court ruled that her responsibilities were not
                   made clear to her prior to the new manager being
                   hired.  Ms. Wever had until March 23, 2001 to decide
                   between a monetary award of Afl's $10,000.00
                   ($5,555.55 US) or returning to work.  Ms. Wever has
                   some physical ailments that prevent her from climbing
                   stairs and feels that Little Switzerland should make
                   accommodations for her prior to returning (an
                   elevator and a bathroom on the street level).   The
                   court has yet to make a ruling in this regard.

      Name:        Alejandro, Lisa
      Position:    Former Assistant Watch Buyer
      Action:      On or about April 5, 2001, Little Switzerland
                   received a letter from the Virgin Islands Department of Labor notifying Little Switzerland that a Charge of Discrimination has been filed by Lisa Alejandro, a former employee of Little Switzerland. The letter states that an officer of the Virgin Islands
                   Department of Labor will contact Little Switzerland for more information and requests that Little
                   Switzerland respond in writing to the charges within 15 days.

o     AMERICANS WITH DISABILITIES ACT

The Americans with Disabilities Act Ad Hoc Advocacy Committee filed an action against several retail entities including L.S. Holding, Inc. relating to reconstruction of entrances and restroom facilities and construction of access ramps to make them suitable for the physically disabled. A proposed program of construction was initially reviewed and agreed by all parties; however, plaintiffs now insist that ramps be built at Little Switzerland's Emancipation Garden location.


o     EMPLOYEE DEFALCATION

On March 11, 1998, the Company filed a civil action in the Territorial Court of the Virgin Islands (Civil Action No. 98-229) against Lorraine Quetel, a former employee of the Company, Lydia Magras and Bon Voyage Travel, Inc. The Company alleges that such parties were involved in the employee defalcation that management believes occurred during the Company's fiscal year ended

May 31, 1997. The Company is seeking a preliminary injunction and damages against the former employee and the other parties allegedly involved in the theft against the Company. On January 19, 1999, the defendant, Lydia Magras, filed a petition for Bankruptcy (Chapter 7) in the United States Bankruptcy Court, District of St. Thomas. A Notice of Appearance was filed on February 2, 1999 on behalf of the Company. A trustee was appointed, but due to a conflict of interest, he has withdrawn from the case. Anna Paieonsky was appointed as trustee in this matter at the meeting of the creditors held on May 20, 1999.